Exhibit 99.1
Ingram Micro Holding Corporation Announces Launch of Secondary Offering of $200 Million of Common Stock by its Principal Stockholder and a Concurrent Stock Repurchase
Irvine, California – March 5, 2026 – Ingram Micro Holding Corporation (the “Company”) today announced that Ingram Holdco, LLC, an affiliate of Platinum Equity, LLC (the “Selling Stockholder”), has commenced a secondary offering of $200 million of its common stock (“Common Stock,” and such offering, the “Offering”), pursuant to a shelf registration statement filed with the Securities and Exchange Commission (the “SEC”).
In addition, the Selling Stockholder expects to grant the underwriters a 30-day option to purchase approximately $37.5 million of Common Stock at the public offering price, less underwriting discounts and commissions.
The Selling Stockholder will receive all of the net proceeds from the Offering (including from the exercise of the underwriter option as described above). The Company is not offering any shares of its Common Stock in the Offering and will not receive any of the proceeds from the sale of the shares offered by the Selling Stockholder.
Further, the Company announced that it intends to enter into a share repurchase agreement with the Selling Stockholder as part of the secondary public offering, pursuant to which the Company intends to separately repurchase an aggregate number of the Company’s Common Stock equal to at least $50 million directly from the Selling Stockholder at the same net price paid to the Selling Stockholder by the underwriters (the “Share Repurchase”). The Share Repurchase is part of the Company’s existing $100 million share repurchase program. The Company expects to fund the Share Repurchase with cash on hand. The Share Repurchase is expected to be consummated concurrently with the closing of the Offering. Although the Share Repurchase will be conditioned upon, among other things, the closing of the Offering, the closing of the Offering will not be conditioned upon the closing of the Share Repurchase.
Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC (collectively, the “Underwriter Representatives”) are acting as the representatives to the several underwriters and joint bookrunning managers for the Offering.
A shelf registration statement on Form S-3 (including a prospectus) relating to these securities has been filed with and was declared effective by the SEC. The Offering is being made solely by means of a prospectus supplement and the accompanying prospectus. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the accompanying prospectus relating to the Offering may also be obtained by contacting: Morgan Stanley & Co. LLC, Prospectus Department, 180 Varick Street, New York, New York 10014, or email: prospectus@morganstanley.com; Goldman Sachs & Co. LLC, Attn: Prospectus Department, 200 West Street, New York, NY 10282 (Tel: 866-471-2526) or by e-mail at prospectus-ny@ny.email.gs.com; and J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or email: prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.
This press release is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
About the Company
The Company (NYSE: INGM) is a leading technology company for the global information technology ecosystem. With the ability to reach more than 90% of the global population, we play a vital role in the worldwide IT sales channel, bringing products and services from technology manufacturers and cloud providers to business-to-business technology experts. Through Ingram Micro Xvantage™, our AI-powered digital platform, we offer what we believe to be the industry’s first comprehensive business-to-consumer-like experience, integrating hardware and cloud subscriptions, personalized recommendations, instant pricing, order tracking, and billing automation. We also provide various technology services, including financing, specialized marketing, lifecycle management, and technical pre- and post-sales professional support.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates,” or similar expressions, which concern our strategy, plans, projections or intentions, but such words are not the exclusive means of identifying forward-looking statements in this press release. These forward-looking statements relate to matters such as our industry, growth strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those included in the Company’s Annual Report on Form 10-K filed on March 3, 2026, including in the section entitled “Risk Factors”. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.
Contact
Willa McManmon
ir@ingrammicro.com